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                                                                     Exhibit 23

                   [Letterhead of PricewaterhouseCoopers LLP]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10989) of Cybex Computer Products Corporation of our reports dated May 4, 2000, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

Birmingham, Alabama
June 21, 2000